Exhibit 99.1

    ITALK INC. ADDS DELL INSPIRON MINI TO PRODUCT LINEUP WITH BUILT-IN IDATA
                          MOBILE BROADBAND FROM ITALK

Ft. Lauderdale, Florida, May 6, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) ("iTalk" or the "Company") is pleased to announce today that it has launched a new product offering, the Dell Inspiron Mini 10 with built in 3G/4G iData mobile broadband from iTalk.

"With the Dell Mini 10 netbook and built-in iData 3G-4G Mobile Internet Technology from iTalk, users can now connect on-the-go with broadband high-speed data connectivity nationwide," commented David F. Levy, Chief Executive Officer of iTalk Inc. "iTalk's mobile broadband iData internet gives you the freedom and power to stay productive and responsive no matter where your travel leads you. Take your Dell Mini 10 netbook with built-in iData mobile broadband and you no longer have to hunt down hotspots or carry multiple broadband cards. Your notebook is always ready to be online and get to work."

The Dell Inspiron Mini 10's small, virtually weightless design lets you travel light and makes it easy to stay connected to your world from almost anywhere you go with built in WiFi, Bluetooth and Ethernet connections. But when you're totally connected to the Internet with iData 3G/4G mobile broadband by iTalk, the Dell Mini can access email, social networking sites, shopping and more, while on-the-go over a high-speed nationwide network without relying on an insecure hotspot. The Dell Mini 10 is also a powerful performer that has a long-lasting battery life of up to 8 hours 44 minutes, so you'll be able to do more of what you want and stay connected longer.

iTalk will offer to the Dell Inspiron Mini 10 with built in 3G/4G iData mobile broadband directly to consumers through the www.italkmobility.com website and also intends to pursue volume wholesale distribution deals with nationwide re-sellers and other dealers.

ABOUT ITALK

At iTalk, we are a mobile communications company using innovative and disruptive technologies to offer consumers a high quality cellular alternative while severely undercutting all major national carriers. Our lead product is the iTalk Sleeve, which when combined with an iPod Touch, our iTalk mobile app, and our aggressive pricing plans, provides consumers with a No Contract, High Voice Quality, and Lowest Price in the industry alternative to traditional cellular coverage. We will continue to search out and develop innovate products and services that will reduce consumers monthly voice and data charges while providing them with additional functionality. Through our access to an extensive network, we are able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities.

FOR FURTHER INFORMATION REGARDING ITALK INC., CONTACT:

ITALK INC. - INVESTOR RELATIONS DEPT.
(888) 663-9925 (Toll-free)
E-mail: investor@italkmobility.com
Website: www.italkmobility.com

DISCLAIMER/SAFE HARBOR: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.